Exhibit 99.1

RPM Announces Agreement with Elliott Management on New Initiatives to

Improve Operating and Financial Performance and Enhance Shareholder Value

•	Two New Independent Directors, Kirkland (“Kirk”) B. Andrews and John M. Ballbach, with Highly Value-Added Skill Sets, Appointed to the Board of Directors

•	Forms New Operating Improvement Committee of the Board to Conduct Comprehensive Business Review Focused on Operational and Financial Value Creating Initiatives

•	Engages Leading Consulting Firm Focused on Operational Improvements

MEDINA, OH – June 28, 2018 – RPM International Inc. (NYSE: RPM), a world leader in specialty coatings and sealants, today announced several new initiatives designed to bolster operational and financial improvement and enhance shareholder value. The initiatives announced today include the appointment of two new independent directors to RPM’s Board of Directors (the “Board”), Kirkland (“Kirk”) B. Andrews and John M. Ballbach, and the formation of a new Operating Improvement Committee (“OIC”) of the Board. As part of its commitment to good corporate governance, the Company also announced that it will approve and recommend amendments to its Amended and Restated Certificate of Incorporation to provide for an annually elected Board. These initiatives follow constructive dialogue and collaboration with Elliott Management Corporation (“Elliott”) and entry into an associated cooperation agreement between RPM and affiliates of Elliott.

RPM’s newly formed OIC will be composed of four independent directors: Kirk Andrews and Robert Livingston, who will serve as Co-Chairs, Thomas Gross and John Ballbach. Frank Sullivan, Chairman and CEO of RPM, will serve as a non-voting ex officio member. The OIC’s review, among other things, will focus on operational and financial initiatives to create and enhance shareholder value. Certain of these initiatives will center around setting and achieving new company margin targets based on top-performing industry standards and optimization of RPM’s balance sheet, including streamlining working capital and implementing new capital allocation guidelines and capital return plans. The Company has engaged AlixPartners, LLP, a leading outside management consulting firm, to work with the OIC and management on this review. RPM expects to provide a comprehensive update to the market as promptly as practicable, but in no event by later than November 30, 2018. Concurrent with the announcement, the Company will introduce transparent metrics to track achievements relative to plan on a regular basis.

“Over the past year, RPM’s Board and management have begun working on initiatives to drive greater efficiency across our operations while maintaining our growth momentum,” said Mr. Sullivan. “We have made some progress in reducing SG&A and identified key opportunities to improve manufacturing efficiencies, lower operating costs, and improve working capital. The initiatives announced today position us to progress significantly on these plans. Both Kirk and John add new perspectives and proven operational track records to our Board, and we look forward to benefitting from their expertise and experience as we take action to drive operational efficiencies, long-term performance, and value creation.”

Jeff Rosenbaum, Portfolio Manager at Elliott Management, said, “We are pleased to have worked constructively with RPM’s Board and management team on the initiatives announced today. RPM has an outstanding collection of leading brands, and we believe the company has significant potential for further operating, financial, and balance sheet improvements. Kirk Andrews brings strong portfolio and operational review and execution experience with his leadership in NRG’s recent $855 million cost and margin enhancement program. And John Ballbach brings strong industry know-how and leadership skills from his work as a Valspar senior executive. They will both add immediate value to RPM’s Board and newly formed Operating Improvement Committee. We are confident that this ‘no stone unturned’ review will lead to several hundred basis points of margin improvement, capital returned to shareholders, and superior overall results for the Company.”

The appointments of Messrs. Andrews and Ballbach are effective immediately and expand the size of RPM’s Board from 12 to 14 members, 13 of whom are independent.

Under the terms of the cooperation agreement between RPM and Elliott, Elliott has agreed to customary standstill, voting and other provisions. The full cooperation agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Kirkland (“Kirk”) B. Andrews

As Chief Financial Officer of NRG Energy, Inc. (“NRG”), a Fortune 500 integrated power company, Mr. Andrews leads all of NRG’s corporate financial functions, including treasury, financial planning, accounting, risk management, tax, insurance, supply chain and investor relations. He also plays an instrumental role in formulating and executing NRG’s capital allocation strategies and in financing the company’s repowering initiatives. Mr. Andrews has also helped lead NRG’s transformation plan, announced in 2017 – targeting significant cost and operational enhancements across the company.

Mr. Andrews joined NRG in 2011 after a successful 15-year career in investment banking. Mr. Andrews served as Managing Director and Head of Power Mergers and Acquisitions and subsequently headed the North American Power Investment Banking group at Citigroup Global Markets. Later, he served as Managing Director and co-head of Power and Utilities–Americas at Deutsche Bank. In his banking career, Mr. Andrews led numerous large and innovative strategic, debt, equity and commodities transactions, including multiple advisory roles for NRG.

About John M. Ballbach

A seasoned chemicals and coatings industry executive, Mr. Ballbach served as an Operating Advisor with Clayton, Dubilier & Rice (“Clayton”), a private equity investment firm, from 2014 to 2017. In connection with his role as an Operating Advisor at Clayton, Mr. Ballbach also served as Chairman and director for Solenis, LLC, a specialty chemicals manufacturer and portfolio company of Clayton. Mr. Ballbach served as an independent director at Valspar from 2012 until the company’s sale to Sherwin-Williams in 2017. In addition, he is a former corporate officer of Valspar, having served as President and Chief Operating Officer from 2002 to 2004 and in various senior management positions since 1990.

From 2007 to 2012, Mr. Ballbach served as Chairman of VWR International, LLC, a leading global laboratory supply and distribution company, and he was President and Chief Executive Officer from 2005 to 2012. Mr. Ballbach served as a director and member of the audit committee of The Timken Company, a publicly traded global manufacturer of bearings and related components, until mid-2014. He also previously served as a Director of Celanese Corp, a global technology leader in the production of specialty materials and chemical products.

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services across three segments. RPM’s industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and other construction chemicals. Industrial companies include Stonhard, Tremco, illbruck, Carboline, Flowcrete, Euclid Chemical and RPM Belgium Vandex. RPM’s consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement and by hobbyists. Consumer brands include Rust-Oleum, DAP, Zinsser, Varathane and Testors. RPM’s specialty products include industrial cleaners, colorants, exterior finishes, specialty OEM coatings, edible coatings, restoration services equipment and specialty glazes for the pharmaceutical and food industries. Specialty segment companies include Day-Glo, Dryvit, RPM Wood Finishes, Mantrose-Haeuser, Legend Brands, Kop-Coat and TCI. Additional details can be found at www.RPMinc.com and by following RPM on Twitter at www.twitter.com/RPMintl.

For more information, contact Barry M. Slifstein, vice president – investor relations, at 330-273-5090 or bslifstein@rpminc.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oil-based materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) risks related to the adequacy of our contingent liability reserves; and (j) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2017, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.